UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2015
ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (276) 619-4410
(Former name or former address, if changed since last report)
____________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

On April 1, 2015, Alpha Natural Resources, Inc. (“Alpha”) revised its guidance for 2015 cash paid for interest from the guidance set forth in its earnings release dated February 12, 2015. A copy of Alpha’s press release updating this guidance is attached hereto as Exhibit 99.1. For a discussion of factors that may cause actual results to differ materially from current expectations, see the “Forward Looking Statements” section in that press release.

Item 8.01.	Other Events.

On April 1, 2015, Alpha issued a press release announcing that it has completed the repurchase of an aggregate of approximately $593 million in principal amount of its unsecured notes, including $82 million principal amount of its 3.75% convertible notes due 2017, $108 million principal amount of its 9.75% senior notes due 2018, $220 million principal amount of its 6.00% senior notes due 2019, $68 million principal amount of its 4.875% convertible notes due 2020 and $115 million principal amount of its 6.25% senior notes due 2021, in separate privately negotiated transactions with investors. Alpha funded the aggregate repurchase price of approximately $331 million for the unsecured notes through a combination of proceeds from the issuance of $214 million principal amount of 7.50% senior secured second lien notes due 2020 (Series B) (the “Series B Notes”) and $117 million of cash on hand. As a result of the repurchases, the number of shares of Alpha’s common stock reserved for issuance under Alpha’s outstanding convertible notes was reduced from 107,694,885 to 84,860,469.

The newly issued Series B Notes have the same terms as Alpha’s 7.50% senior secured second lien notes due 2020 that were issued on May 20, 2014, but constitute a new series of notes issued under a separate indenture and CUSIP and will vote as a separate class on all matters that require action of the noteholders. The Series B Notes are guaranteed by each of Alpha’s current and future wholly-owned domestic subsidiaries that guarantee Alpha’s obligations under Alpha’s credit agreement. The Series B Notes and the guarantees are secured by second priority liens on the same collateral securing on a first priority lien basis indebtedness incurred under the credit agreement, and will consist of substantially all of Alpha’s assets and the assets of Alpha’s subsidiary guarantors.

The Series B Notes were offered and sold in the United States only to qualified institutional buyers and outside the United States to non-U.S. persons, in each case in private placements exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Series B Notes will not be registered under the Securities Act.

This filing does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Series B Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1*	Press Release, dated April 1, 2015.

*Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

April 1, 2015	By:	/s/ William L. Phillips III
Name: William L. Phillips III Title: Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1*	Press Release, dated April 1, 2015.

*Furnished herewith.